As filed with the Securities and Exchange Commission on September 30, 1996
                                                       Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                              MORGAN PRODUCTS LTD.
              (Each name of registrant as specified in its charter)

                     Delaware                          06-1095650
           (State or other jurisdiction of         (I.R.S. Employer
            incorporation or organization)	   Identification No.)


    469 McLaws Circle, Willimsburg, Virginia            23185
    (Address of principal executive offices)	      (Zip Code)

             MORGAN PRODUCTS LTD. INCENTIVE STOCK OPTION PLAN (1995)
                            (Full title of the plan)

               Douglas H. MacMillan                 Telephone number,
             Vice President and Chief             including area code,
                 Financial Officer                of agent for service:
               Morgan Products Ltd.
                469 McLaws Circle                    (757) 564-1700
           Williamsburg, Virginia  23185


                         CALCULATION OF REGISTRATION FEE

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
                                                                                     Proposed      Proposed
                                                                                     maximum       maximum
                                                                                     offering      aggregate         Amount of
                  Title of securities                           Amount to be          price        offering        registration
                    to be registered                             registered        per share(1)    price(1)             fee




 Common Stock, $0.10 par value   . . . . . . . . . . . . . .   150,000 shares(2)    $7.38          $1,107,000       $382


1 Estimated solely for purpose of calculating the registration fee and based on the average of the high and low prices of a share of Common Stock, $0.10 par value, of the registrant on the New York Stock Exchange composite tape.

2 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative. There are also being registered hereunder an equal number of Share Purchase Rights, which initially will be attached to and transferable only with the Common Stock, $0.10 par value.




               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

          The previously filed registration statements, File Nos. 33-32264, 33-23419 and 33-7998, on Form S-8 covering Common Stock and accompanying Share Purchase Rights offered pursuant to the Morgan Products Ltd. Incentive Stock Option Plan (1985) and the Morgan Products Ltd. Incentive Stock Option Plan
(1990), are incorporated into this Registration Statement by reference. Registrant's annual report on Form 10-K with respect to 1995 filed by registrant under the Securities Exchange Act of 1934, as amended, all other reports subsequently filed by registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in fiscal 1996, and registrant's description of its Common Stock and its Common Share Purchase Rights contained in its respective Form 8-A Applications for Registration of Certain Classes of Securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description, are also incorporated into this Registration Statement by reference.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8.  Exhibits

          The following are filed as exhibits to this Registration Statement:

      5   Opinion (including consent) dated September 30, 1996 of
          McDermott, Will & Emery, special counsel with respect to the Morgan Products Ltd. Incentive Stock Option Plan (1995).

     24   Consent of Price Waterhouse LLP, independent accountants.

     25   Power of Attorney (included on signature page).


Item 9.  Undertakings

          The registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking applies both to this Registration Statement and the registrant's registration statements on Form S-8, File Nos. 33-32264, 33-23419 and 33-7998, heretofore filed with the Securities and Exchange Commission.



                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, State of Virginia, on September 30, 1996.


                              MORGAN PRODUCTS LTD.



                              By: /s/ Douglas H. MacMillan
                                   Douglas H. MacMillan, Vice President,
                                   Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Morgan Products Ltd. hereby severally constitute Douglas H. MacMillan and Larry R. Robinette and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Morgan Products Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



 /s/ Frank J. Hawley Jr.                September 30, 1996
 Frank J. Hawley, Jr.,
 Chairman of the Board and
 Director

 /s/ Larry R. Robinette                 September 30, 1996
 Larry R. Robinette,
 President, Chief Executive
 Officer
 and Director (Principal
 Executive Officer)
 /s/ Douglas H. MacMillan               September 30, 1996
 Douglas H. MacMillan,
 Vice President, Chief
 Financial Officer
 and Secretary (Principal
 Financial and
 Accounting Officer)

 /s/ John S. Crowley                    September 30, 1996
 John S. Crowley, Director
 /s/ Howard G. Haas                     September 30, 1996
 Howard G. Hass, Director

 /s/ William R. Holland                 September 30, 1996
 William R. Holland, Director

 /s/ Patrick J. McDonough, Jr.          September 30, 1996
 Patrick J. McDonough, Jr.,
 Director
 /s/ Alton F. Doody, Jr.                September 30, 1996
 Alton F. Doody, Jr., Director

 /s/ Byron H. Tony Stebbins             September 30, 1996
 Byron H. Tony Stebbins,
 Director
 /s/ Edward T. Tokar                    September 30, 1996
 Edward T. Tokar, Director


                                  EXHIBIT INDEX


Exhibit No.                       Descriptions

   5                Opinion (including consent) dated
                    September 30, 1996, of McDermott, Will &
                    Emery, special counsel with respect to
                    the Morgan Products Ltd. Stock Option
                    Plan.

    24 Consent of Price Waterhouse LLP, independent accountants.

   25 Power of Attorney (included on signature page).


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